PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and INTRAMERICA LIFE INSURANCE COMPANY, a New York corporation (the "Company"), with a principal place of business in Pearl River, New York on behalf of Intramerica Variable Annuity Account, a separate account of the Company, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (each, an "Account").

WHEREAS, the Fund acts as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and their affiliated insurance companies; and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest ("Shares"), and additional series of Shares may be established, each designated a "Portfolio and representing the interest in a particular managed portfolio of securities; and

WHEREAS, it is in the best interest of Participating Insurance Companies to make capital contributions if required so that the annual expenses of each Portfolio of the Fund in which a

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Participating Insurance Company is a shareholder will not exceed a fixed percentage of the Portfolio's average annual net assets; and

WHEREAS, the Parties desire to evidence their agreement as to certain other matters,

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Additional Definitions.

For the purposes of this Agreement, the followinq definitions shall apply:

(a) The "expenses of a Portfolio" for any fiscal year shall mean the expenses for such fiscal year as shown in the Statement of Operations (or similar report) certified by the Fund's independent public accountants;

(b) A "Portfolio's average daily net assets" for each fiscal year shall mean the sum of the net asset values determined throughout the year for the purpose of determining net asset value per Share, divided by the number of such determinations during such year;

(c) The Company's "Required Contributions on behalf of the Account in respect of a Portfolio for any fiscal year shall mean an amount equal to the expenses of that Portfolio for such year minus the- below-indicated percentage of that Portfolio's average daily net assets for the year:

International Portfolio..................1.50%

Each other Portfolio.....................0.75%

multiplied by a fraction the denominator or which is the average daily net assets of that Portfolio and the numerator of which is

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the average daily net asset value of the Shares of that Portfolio owned by the Account (referred to herein as a "Participating Shareholder"). The Company's Required Contribution in respect of a Portfolio shall be pro-rated based on the number of business days on which this Agreement is in effect for periods of less than a fiscal year.

(d) The "average daily net asset value of the Shares of the Portfolio" owned by the Account for any fiscal year of the Fund shall mean the greater of (i) $500,00O or (ii) the sum of the aggregate net asset values of the Shares so owned determined during the fiscal year, as of each determination of the net asset value per Share, divided by the total number of determinations of net asset value during such year.

(e) "Shares" means shares of beneficial interest, without par value, of any Portfolio, now or hereafter created, of the Fund.

2. Capital Contribution.

The Company on behalf of the Account shall, within sixty days after the end of each fiscal year of the Fund, make a capital contribution to the Fund in respect of each Portfolio equal to the Required Contribution for that Portfolio for such year; provided, however, that in the event that both clauses (i) and (ii) of paragraph (d) of Section 1 of this Agreement or similar agreements are applicable to different Participating Insurance Companies during the same fiscal year, there shall be a proportionate reduction of the Required Contribution of each Participating Insurance Company to which said clause (ii) is applicable so that the total of all required capital contributions to the Fund on

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behalf of any Portfolio is not greater than the excess of the expenses of that Portfolio for that fiscal year less the percentage of that Portfolio's total expenses set forth in paragraph (c) of Section 1 of this Agreement for such fiscal year.

3. Duty of Fund to Sell.

The Fund shall make its Shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission; provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, necessary in the best interest of the shareholders of any Portfolio.

4. Requirement to Execute Participation Agreement; Requests.

Each Participating Insurance Company shall, prior to purchasing Shares in the Fund, execute and deliver a participation agreement in a form substantially identical to this Agreement.

The Fund shall make available, upon written request from the Participating Insurance Company given in accordance with Paragraph 10, to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 8 (i) a list of all other Participating Insurance Companies, and (ii) a copy of the Agreement as executed by any other Participating Insurance Company.

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The Fund shall also make available upon request to each Participating
Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 8, the net asset value of any Portfolio of the Fund as of any date upon which the Fund calculates the net asset value of its Portfolios for the purpose of purchase and redemption of Shares.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or
(iii)- may be based on any untrue statement or alleged untrue statement of a material fact contained in a

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registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 5 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may-be, shall have notified the Company in writing pursuant to Paragraph 10 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 5. The Company shall be entitled to participate, at its own expense,

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in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 10 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

(b) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund, any of its employees or representatives or a principal underwriter of the

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Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 5 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 10 within a reasonable time after the summons

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or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to Paragraph 10 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

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6. Procedure for Resolving Irreconcilable Conflicts.

(a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all the contract holders and policy owners of Variable Insurance Products (the "Participants") of all separate accounts investing in the Fund. An irreconcilable material conflict may arise, among other things, from: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of Variable Insurance Products;
(e) the manner in which the investments of any Portfolio are being managed;
(f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (g) a decision by an insurer to override the voting instructions of Participants.

(b) The Company will be responsible for reporting any potential or existing conflicts to the Trustees of the Fund. The Company will be responsible for assisting the Trustees in carrying out their responsibilities under this Paragraph 6(b) and Paragraph 6(a), by providing the Trustees with all information reasonably necessary for the Trustees to consider the issues raised. The Fund will also request its investment adviser to report to the Trustees any such conflict which comes to the attention of the adviser.

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(c) If it is determined by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists involving the Company, the Company shall, at its expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, offering to the affected Participants the option of making such a change or establishing a new funding medium including a registered investment company.

For purposes of this Paragraph 6(c), the Trustees, or the disinterested Trustees, shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the Trustees shall cause the Fund to take such action, such as the establishment of one or more additional Portfolios, as they in their sole discretion determine to be in the interest of all shareholders and Participants in view of all applicable factors, such as cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be required by this Paragraph 6(c) to establish a new funding medium for any variable contract or policy.

The Company shall not be required by this Paragraph 6(c) to establish a new funding medium for any variable contract or policy if an offer to do so has been declined by a vote of a majority of the Participants materially adversely affected by the material

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irreconcilable conflict. The Company will recommend to its Participants that they decline an offer to establish a new funding medium only if the Company believes it is in the best interest of the Participants.

(d) The Trustees' determination of the existence of an irreconcilable material conflict and its implications promptly shall be communicated to all Participating Insurance Companies by written notice thereof delivered or mailed, first class postage prepaid.

7. Voting Privileges.

The Company shall be responsible for assuring that its separate account or accounts participating in the Fund shall use a calculation method of voting procedures substantially the same as the following: those Participants permitted to give instructions and the number of Shares for which instructions may be given will be determined as of the record date for the Fund shareholders' meeting, which shall not be more than 60 days before the date of the meeting. Whether or not voting instructions are actually given by a particular Participant, all Fund shares held in any separate account or sub-account thereof and attributable to policies will be voted for, against, or withheld from voting on any proposition in the same proportion as (i) the aggregate record date cash value held in such sub-account for policies giving instructions, respectively, to vote for, against, or withhold votes on such proposition, bears to (ii) the aggregate record date cash value held in the sub-account for all policies for which voting instructions are received. Participants continued in effect under lapse options will not be permitted to give voting instructions.

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Shares held in any other insurance company general or separate account or sub-account thereof will be voted in the proportion specified in the second preceding sentence for shares attributable to policies.

8. Duration and Termination.

This Agreement shall remain in force one year from the date of its execution (such date and any anniversary of such date being hereinafter called a "Renegotiation Date"), and from year to year thereafter provided that neither the Company nor the Fund shall have given written notice to the other within thirty (30) days prior to a Renegotiation Date that it desires to renegotiate the amount of contribution to capital due hereunder ("Renegotiation Notice"). In the event any other Participating Insurance Company (which thereafter remains a Participating Insurance Company) shall cease to be subject to the obligation to make capital contributions under the terms of their respective Participation Agreement, this agreement will remain in effect; however, the Company shall discontinue payment of capital contributions as defined in paragraph (c) of Section 1 of this Agreement.

If a Renegotiation Notice is properly given as aforesaid and the Fund and the Company shall fail, within sixty (60) days after the Renegotiation Date, either to enter into an amendment to this Agreement or a written acknowledgment that the Agreement shall continue in effect, this Agreement shall terminate as of the one hundred twentieth day after such Renegotiation Date. If this Agreement is so terminated, the Fund may, at any time thereafter, automatically redeem the Shares of any Portfolio held by a Participating Shareholder. This Agreement may be terminated at any

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time, at the option of either of the Company or the Fund, when neither the
Company, any insurance company nor the separate account or accounts of such insurance company which is an affiliate thereof which is not a Participating Insurance Company own any Shares of the Fund or may be terminated by either party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, following certification thereof by a Participating Insurance Company given in accordance with Paragraph 10 that an irreconcilable conflict exists among the interests of (i) all contract holders and policy holders of Variable Insurance Products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund. Notwithstanding anything to the contrary in this Agreement or its termination as provided herein, the Company's obligation to make a capital contribution to the Fund in accordance with this Agreement at the time in effect shall continue (i) following a properly given Renegotiation Notice, in the absence of agreement otherwise, until termination of this Agreement, and (ii) (except termination due to the existence of an irreconcilable conflict), following termination of this Agreement, until the later of the fifth anniversary of the date of this Agreement or the date on which the Company, its separate account(s) or the separate account(s) of any affiliated insurance company owns no Shares.

9. Compliance.

The Fund will comply with the provisions of Section 4240(a) of the New York Insurance Law.

Each Portfolio of the Fund will comply with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended

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(the "Code"), relating to diversification requirements for variable annuity, endowment and life insurance contracts. Specifically, each Portfolio will comply with either (i) the requirement of Section 817(h)(1) of the Code that its assets be adequately diversified, or (ii) the "Safe Harbor for Diversification" specified in Section 817(h)(2) of the Code, or
(iii) the diversification requirement of Section 817(h)(1) of the Code by having all or part of its assets invested in U.S. Treasury securities which qualify for the "Special Rule for Investments in United States Obligations" specified in Section 817(h)(3) of the Code .

The provisions of Paragraphs 6 and 7 of this Agreement shall be interpreted in a manner consistent with any Rule or order of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, applicable to the parties hereto.

No Shares of any Portfolio of the Fund may be sold to the general public.

10. Notices.

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Scudder Variable Life Investment Fund
175 Federal Street
Boston, Massachusetts 02110
(617) 482-3990
Attn: David B. Watts

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If to the Company:

Intramerica Life Insurance Company
One Blue Hills Plaza
Pearl River, New York 10965
Attn: Linda Gerdes, Senior Vice President

cc: Colonial Penn Life Insurance Company
1818 Market Street, 26th Floor
Philadelphia, PA 19181
Attn: Karen Henneberg

11. Massachusetts Law to Apply.

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

12. Miscellaneous.

The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985, as amended, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio shall be liable for any obligations properly attributable to any other Portfolio.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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13. Entire Agreement.

This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 11th day of May, 1994.






SEAL                                  SCUDDER VARIABLE LIFE
                                        INVESTMENT FUND


                                      By: ________________________________
                                           /S/ David B. Watts
                                               President

SEAL                                  INTRAMERICA LIFE INSURANCE
                                        COMPANY


                                      By: ________________________________
                                      Name  /S/ Richard G. Petitt
                                      Title     President




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                          REIMBURSEMENT AGREEMENT

REIMBURSEMENT AGREEMENT (the "Agreement") made by and between SCUDDER, STEVENS & CLARK, INC., a Delaware corporation ("SS&C"), with a principal place of business in Boston, Massachusetts and INTRAMERICA LIFE INSURANCE COMPANY, a New York corporation (the "Company"), with a principal place of business in Pearl River, New York on behalf of the Intramerica Variable Annuity Account, a separate account of the Company, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 8 herein (the "Account").

WHEREAS, SS&C has caused to be organized Scudder Variable Life Investment Fund (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, the beneficial interest in which is divided into several series, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities; and

WHEREAS, the purpose of the Fund is to act as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into reimbursement agreements substantially identical to this Agreement ("Participating Insurance Companies"); and

WHEREAS, the parties desire to express their agreement as to certain other matters;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Additional Definitions.

For purposes of this Agreement, the following definitions shall apply:

(a) The "average annual net asset value of the Shares of each Portfolio of the Fund" shall mean the sum of the aggregate net asset values of the Shares of such Portfolio owned by the Account (referred to herein as the "Participating Shareholder") determined as of each determination of the net asset value per Share of the Fund during the fiscal year, divided by the number of such determinations during such year.

(b) "Shares" means shares of beneficial interest, without par value, of any Portfolio, now or hereafter created, of the Fund.

2. Access to Other Products.

SS&C shall permit a Participating Shareholder to participate in any registered investment company other than the Fund which is intended as the funding vehicle for insurance products and for which SS&C or an affiliate of SS&C acts as investment adviser, on the same basis as other insurance companies are permitted to participate in such a registered investment company. This provision shall not require SS&C to make available to the Company shares of any investment company which is organized solely as the funding vehicle for insurance products offered by a single insurance company or a group of affiliated insurance companies.

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
3. Right to Review and Approve Sales Materials.

The Company shall furnish, or shall cause to be furnished, to SS&C or its designee, at least twenty days prior to its intended use, each piece of promotional material in which SS&C or the Fund is named. No such material shall be used unless SS&C or its designee shall have approved such use in writing, or twenty days shall have elapsed without approval, rejection or objection since receipt by SS&C or its designee of such material.

SS&C shall furnish, or shall cause to be furnished, to the Company or its designee, at least twenty days prior to its intended use, each piece of promotional material in which the Company or its separate account(s) is named. No such material shall be used unless the Company or its designee shall have approved such use in writing, or twenty days shall have elapsed without approval, rejection or objection since receipt by the Company or its designee of such material.

4. Sales Organization Meetings.

Representatives of SS&C or its designee shall meet with the sales organizations of the Company at such reasonable times and places as may be agreed upon by the Company and SS&C or its designee for the purpose of educating sales personnel about the Fund.

5. Duration.

This Agreement shall remain in force one year from the date of its execution (such date and any anniversary of such date being hereinafter called an "Anniversary Date"), and from year to year thereafter provided that neither the Company nor the Fund shall have given written notice to the other within thirty (30) days

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
prior to an Anniversary Date that it desires to terminate the Agreement, except that the obligation of each party hereto to indemnify the other party hereto shall continue with respect to all losses, claims, damages, liabilities or litigation based upon the acquisition of Shares purchased as the funding vehicle for any variable life insurance policy or variable annuity contract issued by the Company or any affiliated insurance company.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless SS&C and each of its Directors and officers and each person, if any, who controls SS&C within the meaning of Section 15 of the Securities Act of 1933 (the Act") or any person, controlled by or under common control with SS&C ("affiliate") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which SS&C or such Directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to SS&C or the Fund by the Company, provided, however, that in no case (i) is the Company's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 6 with respect to any claim made against SS&C or any person indemnified unless SS&C or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 8 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon SS&C or upon such person (or after SS&C or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to SS&C or any person against whom such action is brought otherwise than on account of the indemnity agreement contained in this Paragraph 6. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to SS&C, to its officers and Directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, SS&C, such officers and Directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse SS&C, such officers and Directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify SS&C pursuant to Paragraph 8 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

(b) SS&C agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling persons may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which
(i) may be based upon any wrongful act by SS&C, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Company by SS&C; provided, however, that in no case (i) is SS&C's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is SS&C to be liable under its indemnity agreement contained in this Paragraph 6 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified SS&C in writing pursuant to Paragraph 8 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify SS&C of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 6. SS&C will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if SS&C elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event SS&C elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case SS&C does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. SS&C agrees promptly to notify the Company pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any Shares.

7. Massachusetts Law to Apply.

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

8. Notices.

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to SS&C:

Scudder, Stevens & Clark, Inc.
17S Federal Street
Boston, Massachusetts  02110
(617) 482-3990
Attn:  David s. watts

If to the Company:

                    Intramerica Life Insurance Company
                           One Blue Hills Plaza
                       Pearl River, New York  10965
                 Attn: Linda Gerdes, Senior Vice President

cc: Colonial Penn Life Insurance Company
    1818 Market Street, 26th Floor
    Philadelphia, PA 19181
    Attn: Karen Henneberg

9. Miscellaneous.

The captions in the Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 11th day of May, 1994.

SEAL

SEAL                                 SCUDDER, STEVENS & CLARK, INC.



                                     By: /S/ David S. Lee
                                         David S. Lee
                                         Authorized Officer


SEAL                                INTRAMERICA LIFE INSURANCE COMPANY


                                    By: /S/ R. Petitt
                                        Name  Richard G. Petitt
                                        Title: President

                                                             Exhibit 8 (c)

            GENERAL SERVICES AND EXPENSE REIMBURSEMENT AGREEMENT

                                 Between

                    FIRST CHARTER LIFE INSURANCE COMPANY

                                   and

                   CHARTER NATIONAL LIFE INSURANCE COMPANY

This General Services and Expense Reimbursement Agreement (the "Agreement") dated September 1, 1989, is entered into by and between First Charter Life Insurance Company, a life insurance company incorporated under the laws of the State of New York (the "Company"), and Charter National Life Insurance Company, an affiliated life insurance company incorporated under the laws of the State of Missouri ("Charter").

WHEREAS, the Company is duly licensed as an insurance company in the State of New York and is engaged in the annuity business; and

WHEREAS, Charter has special knowledge and performs certain services in connection with the annuities; and

WHEREAS, Charter has offered to perform certain of these services for the Company, and the parties desire to enter into an agreement in connection therewith; and

WHEREAS, Charter may incur certain expenses associated with the development, administration, promotion, and sale of the annuity products issued by First Charter:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

A.   SERVICES TO BE PERFORMED BY CHARTER

The Company hereby agrees to pay for and Charter agrees to provide and perform, so long as this Agreement is in force, the following services in accordance with the Company's commission rates, rules, and procedures now in force or as may be amended or supplemented from time to time.

     1. Administration. Charter shall administer the commissions, contract accounting, record keeping, claims (excluding activities involving contact with the owners and beneficiaries), and other functions necessary or appropriate to fully handle the annuity business covered under this Agreement. The Company at its home office shall perform all owner services involving personal contact or communication with an owner or beneficiary, including, but not limited to, surrender requests (including computations and payments of benefits); determination and payment of contract benefits; contract conversions; beneficiary changes; contract changes; requests for general information; premium payments; and consumer complaints.

     2. Reports to the Company. Charter shall provide the Company with a statement quarterly or more frequently, as the Company may request, in form satisfactory to the Company, with accounting and financial data concerning the annuity business covered by this Agreement sufficient to enable the Company to service its contract owners. Charter shall, within thirty (30) days after written demand therefor, prepare on behalf of the Company reports concerning the business covered by this Agreement sufficient to enable the Company to comply with the reporting requirements of the State of New York and other states in which the Company is doing business, including, but not limited to, reports such as interim requests for information and questionnaires. It is agreed that the intent of this paragraph is that Charter shall provide the Company with all data necessary for the Company to serve its contract owners and comply with the requirements of law and regulatory authorities, in the form required thereby; it is not the intent of the parties to impose upon Charter any duties beyond such requirements.

     3. Records and Access to Records. Charter shall prepare and maintain up-to-date and correct records, which shall be considered the property of the Company and which shall be available for examination by or surrender to the Company, at the Company's expense, at such times as the Company may reasonably request during Charter's business hours. The owner accounting and statistical information contained in such records shall, upon request, be transmitted to the Company in sufficient detail to enable it to meet its contract owner service obligations. Sufficient records shall be maintained in the office of the Company to enable it to process any inquiry made or application submitted by an contract owner or beneficiary with no significant delay. If it is necessary to transfer records in connection with the performance of specific services, copies of such records shall be transferred and the originals maintained at the home office of the Company. Persons providing services shall forward to the home office of the Company the originals or copies of all work papers, related records, and documents prepared and utilized in connection with such services. While records which are maintained solely on EDP tapes, disks, etc., need not be forwarded to the Company, Charter, when requested, shall provide print-outs of such tapes, disks, etc., which shall be available for inspection by the Superintendent of the New York Insurance Department at the Company's home office.

     4. Faithful Representation and Performance. In consideration of the authority granted herein, Charter shall: faithfully represent the Company in all matters pertaining to and within the jurisdiction and scope of this Agreement; serve the Company as herein provided; and exercise due diligence in carrying out all instructions and requests of the Company.

     5. Right of Charter to Represent Other Companies Charter may represent one or more insurance companies writing the same or different types of coverage as the Company without affecting Charter's rights hereunder.

B.   OBLIGATIONS OF COMPANY AND FORM OF CONTRACTS

     1. The Company agrees to cooperate fully with Charter and to render all assistance reasonably required in order to enable Charter to carry out its obligations and undertakings hereunder.

     2. The parties shall agree on forms, plans, types, and character of the annuity contracts which may be offered, as described in Exhibit A, as attached hereto, and which may be amended by written consent of both parties.

     3. The Company reserves the right, without any liability whatsoever to Charter, to withdraw from use, upon sixty (60) days' written notice to Charter, any contract, form, or practice used. If such withdrawal is by regulatory actions, the withdrawal notice would be deemed to coincide with any notice given by any regulatory body.

C.   REIMBURSEMENT OF EXPENSES

The Company hereby agrees to pay all costs incurred by Charter for the administrative services provided to the Company pursuant to this Agreement. Subject to its prior consent, the Company also agrees to reimburse Charter for such other expenses that Charter may incur on behalf of the Company.

D.   INDEMNIFICATION

     1. Charter shall, and by this Agreement does hereby agree to, hold harmless and indemnify the Company from any and all claims, actions, suits, judgments, damages, fines, and other proceedings, together with all costs, expenses, and other amounts (including attorneys' fees) arising from any act, error, or omission under this Agreement or any reinsurance agreement (except for intentional, fraudulent, or negligent acts, errors, or omissions of the company, including without limitation: (a) any act, duty, or obligation to be performed by Charter under this Agreement or any reinsurance agreement; (b) any act, error, or omission performed or failed to be performed by an employee of Charter, an Agent appointed by Charter, or any other individual or entity acting for, through, or on behalf of Charter and/or the Company pursuant to this Agreement or any reinsurance agreement; or (c) with respect to any business produced, processed, or issued pursuant to this Agreement or reinsured pursuant to any reinsurance agreement.

     2. In the event that the Company is named a party to any administrative or other proceeding or litigation concerning any matter set forth in the paragraph above, Charter (a) shall initiate and institute any and all appropriate actions, at the Company's expense, to defend the Company; (b) shall promptly forward to the Company copies of all communications, correspondence, and pleadings as the same are filed or received; and (c) shall, and by this Agreement does, hold harmless and indemnify the Company from the items set forth in the paragraph above, imposed or incurred by the Company as a result of such proceeding or litigation. Charter shall, and by this Agreement does, hold harmless and indemnify the Company in the event of a final judgment or an award for punitive, compensatory, or other special damages in excess of contractual amounts.

In the event any such proceeding or litigation seeks punitive or other special damages, the Company, as a condition to Charter's agreement to hold harmless and indemnify the Company: (a) shall, if notice of such action is first received by the Company, notify Charter of such fact in writing within fifteen (15) days after receipt by the Company, at the Company's home office, of the summons or other appropriate notice of commencement of proceeding or suit; and (b) shall solicit Charter's advice with respect to all matters pertaining to participation in or direction of such proceeding or litigation. In such latter event, Charter may, without limitation of other legal, equitable, or other remedies or alternatives then or thereafter available, defend such proceeding or litigation either in the name of the Company or in the name of Charter; provided, however, nothing contained herein shall diminish or mitigate Charter's liability for the contractual amount of any such claim.

     3. Failure of the Company to exercise any right or privilege contained under this Agreement shall not be deemed a waiver or abrogation of any of the Company's rights or remedies under this Article or this Agreement.

     4. The terms and conditions of this Article shall survive any termination of this Agreement.

E.   TERRITORY

The territorial limits to which this Agreement shall apply and the authority of Charter shall exist for business written in the Commonwealths, Territories, and all the States in which the Company is licensed or may become licensed. It is the intent of the Company that it refer all inquiries from Agents appointed by Charter with respect to annuities to Charter, and advise Charter of any inquiries from other agents with respect to annuities, but it will not be deemed to have breached this Agreement for failure to do so unless it shall have intentionally and with bad faith violated this covenant. This Agreement shall not be deemed to create any exclusive territorial or other right or rights in favor of Charter with respect to the acceptance of annuities by the Company.

F.   OFFICE OF ADMINISTRATOR

Charter shall maintain its office and perform its obligations hereunder at 8301 Maryland Avenue, St. Louis, Missouri 63105.

                     G.   REPORTS, RETURNS, AND TAXES

Charter shall make and file all reports and returns required of it by any municipal, state, or federal government by virtue of Charter's doing business as an independent contractor. The reports, returns, and taxes which are required of Charter shall not include state premium taxes or any other taxes levied against the Company, or any reports or returns which must be made by the Company.

H.   AUTHORITY OF ADMINISTRATOR

Charter is not authorized to obligate the Company, except as specifically set forth in this Agreement, or to alter, modify, waive, or change any of the terms, rates, or conditions of the contracts described in Exhibit A unless such changes are first approved by the Company and the states in which it is to be used.

I.   MISCELLANEOUS

1. Amending the Agreement. This Agreement replaces the prior agreement between the parties and now therefore, constitutes the entire agreement between the parties and may be amended in writing by authorized officers of the Company and Charter.

     2. Notices. All notices required to be given under the terms of this Agreement or which either of the parties hereto may desire to give hereunder, shall be in writing and shall be sent by United States Certified Mail, postage prepaid, return receipt requested, addressed to the party to be notified at its principal place of business. Any change in address shall be given in writing. Until such change of address is received by the other party, any notice addressed to the previously designated place of business shall be deemed sufficient.

     3. Independent Contractors. Charter and the Company shall operate as independent contractors. The parties are not and shall not be considered Joint adventurers, partners, employer-employee, or agent of the other, and neither shall have power to bind or obligate the other except as set forth in this Agreement.

     4. Term of Agreement - Termination Without Cause. This Agreement shall be unlimited as to its duration but may be terminated by either party without cause upon sixty (60) days written notice to the other party at any given time.

In the event of termination under this Article, Charter agrees to transfer information in its possession pertaining to the Company, to the Company or its designee.

     5. Assignment of Interest by Administrator. Neither this Agreement nor the rights and interest of Charter hereunder shall be pledged, assigned, sold, or otherwise alienated without the prior written consent of the Company. Any assignment without the written consent of the Company shall render this Agreement null and void at the option of the Company.

     6. Arbitration. Any claims made by one party against the other or disputes between the parties shall be settled by submitting the same to arbitration in accordance with the rules of the American Arbitration Association then in effect.

     7. Benefit. This Agreement shall inure to the benefit of the successors and assigns of the Company.

     8. Agreement Execution. This Agreement shall be executed simultaneously in two counterparts, each of which shall be deemed an original, which together shall constitute one and the same Agreement.

IN. WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.


Attest:                             FIRST CHARTER LIFE INSURANCE COMPANY



____________________                By ___________________________
                                        /S/
Secretary                                  President


Attest                              CHARTER NATIONAL LIFE
                                    INSURANCE COMPANY



____________________                By ___________________________
                                        /S/
Secretary                                  Senior vice President

                               EXHIBIT "A"


Name of Contract; Application; Certificate                  Form Numbers

Single Premium Variable Deferred Annuity                    P 1600

Application for Single Premium Variable                     A 1601
  Deferred Annuity

Financial Questionnaire to Application                      B 1601

Flexible Premium Variable Deferred Annuity                  S 1800

Application for Flexible Premium Variable                   A 1801
  Deferred Annuity

Flexible Premium Deferred Annuity                           N 2000

Application for Flexible Premium Deferred Annuity           A 2001


Attest:                             FIRST CHARTER LIFE INSURANCE COMPANY



____________________                By ___________________________
                                        /S/
Secretary                                  President


Attest                              CHARTER NATIONAL LIFE
                                    INSURANCE COMPANY



____________________                By ___________________________
                                        /S/
Secretary                                  Senior vice President